EXHIBIT 10(q)

In  Madrid,  on  December  20,  2002

                                    REUNIDOS

On one side, D. GUSTAVO G"MEZ S NCHEZ, of age, of Spanish nationality, married, with address in Madrid, C / Villanueva 16, 5 floor, and with D.N.I. n 14.301.513-K and that he. intervenes in name and representation of TELECONNECT COMUNICACIONES S.A, with address in Avda. Severe Ochoa n 28, 29600 Marbella (Malaga) and CIF TO - 82192097, with powers by virtue of granted Public Writing, on November 18, 2002, 18 before the Notary of Girona, D. Caesar Vadillo Sanchez, with the protocol number 720 (hereinafter, THE COMPANY)

And of other party, Don Nicolas Maria Bodo Baron Von Bruemmer, of age, bachelor, German nationality, living in Malaga, with home at Marbella Club-urbanization Santa Margarita-Santa Barbara that intervenes in name and representation of OLA CAPITAL, S.L. and who possesses residence card issued in Malaga September 24, 2000, valid until September 24, 2005, with N.I.E. X-0977758-M and residence number 7048.

And both parties recognizing their respective mutual legal capacity to execute out this contract,

                                     EXPOSE

I. - That OLACAPITAL, S.L. is interested in lending its services to THE COMPANY under the conditions in this contract.

II. That THE COMPANY is interested in contracting the services of OLACAPITAL, S.L., and in particular Mr. Bruemmer will carry out the duties related to the position of Director of Sales and Marketing reporting to the CEO/President.

III. That both parts have the legal authority to enter the following contract that will be governed by the following clauses:

                                    CLAUSES

CLAUSES  I.  -  APPOINTMENT  AND  OBJECTIVE  OF  THE  CONTRACT

I.1.  -  Appointment  and  objective  of  the  contract

THE COMPANY assigns OLACAPITAL, S.L. the duties associated with the Sales and Marketing Managament of the company.


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The  Sales  and  Marketing  Duties  delegated  include  the  following  tasks:

     * The executive responsibility of these departments, including direct responsibility for the employees in these departments.

     *  Design  of  the  Strategic  Sales  and  Marketing  Plans.

     * Coordination of the Customer Call Center with all the departments of THE COMPANY

     *  Preparation  of  the  annual  and quarterly budgets for each department.


OLACAPITAL, S.L., by virtue of the present contract, commits to assign Mr. Nicolas Maria von Bruemmer as the sole person to carry out the aforementioned duties of the Sales and Marketing departments of THE COMPANY.

CLAUSE  II.  Compensation

II.1.  -  Consideration

OLACAPITAL, S.L. will emit a monthly invoice to THE COMPANY to compensate the services rendered and monthly expenses incurred during the course of the month. THE COMPANY will pay said invoices before the end of the month of the corresponding invoice. OLACAPITAL, S.L. will attach to the corresponding invoice all receipts and complementary documentation.

OLACAPITAL, S.L. will not perceive any economic compensation for the expenses, unless THE COMPANY has previously authorized them in writing beforehand.

OLACAPITAL, S.L. will perceive for the services rendered a total compensation that will have two components: fixed and variable.

     a)  Fixed  Component:

For exercising the duties mentioned above OLACAPITAL, S.L. will perceive a monthly gross amount of 10.000. (euro) which will be paid at the end of the month the service has been rendered. To this quantity the corresponding IVA will be applied.

     b)  Variable  Component:

OLACAPITAL, S.L., in addition to the fixed monthly fee reflected in part a) above, will receive a variable incentive based on productivity (sales success):

     a)  a  one  time  10.000.euro  bonus if the sales figure of 1,200,000. euro

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monthly  sales  (real  billing)  is reached by March 31 2003 with a contribution margin of at least 22,5% (sales minus carrier costs minus distributor costs minus marketing)

     b) besides the above-mentioned a percentage of 0.75% of the sales, with the following conditions, and always under the condition of monthly minimum sales of
1.000.000 (real billing) is achieved if both of the following requirements are satisfied:

          a. 50% will be paid quarterly, if the combined margin of all the sales is equal to or above 22,5%.

          b. And the other 50 % for the condition that the sales overcome a monthly minimum of 1.000.000 euro of real billing.


CLAUSE  III.  Additional  Benefits

III.1.  -  Schedule  and  workdays

Given the nature of the functions to develop, the days and timetables are not predetermined, and they will be adjusted in all moment to the specific demands of the tasks and the eventual needs of THE COMPANY, without impeding the obligation to carry out the principles of effectiveness, good faith, confidentiality, and taking into account the existing norms established by THE COMPANY for the rest of the personnel.

Annual vacations consist of 22 working days. The days of vacation will be mutually agreed between THE COMPANY and OLA CAPITAL S.L.

III.2.  -  Homebase  and  expenses

The place of work of the person previously mentioned as designated by OLACAPITAL, S.L. is Marbella, Avda. Severe Ochoa 28. THE COMPANY will pay the normal expenses of OLACAPITAL S.L., following the same procedure as with the rest of the staff (which includes having the expenses previously authorized).

OLACAPITAL S.L., is obliged to travel in Spain or abroad as necessary in the course of carrying out its duties, always having had preapproved in writing of the immediate superior, the expense to be incurred.

III.3. - OLACAPITAL, S.L. and its designee will carry out its duties to the benefit of THE COMPANY with the due diligence required in good faith and contemplated in the mercantile and civil legislation.
III.4.  -  Fiscal  and  tributary  Obligations

OLACAPITAL,  S.L., in the exercise of its activity, will be directly responsible

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for  satisfying whatever legal, labor and fiscal matters related to its designee and  the  services  provided  to  THE  COMPANY.

THE COMPANY exempts OLACAPITAL, S.L. of any other possible obligation of labor or fiscal character that is not related to the designee of OLACAPITAL, S.L. in CLAUSE IV.


DURATION  OF  THE  CONTRACT

IV.1.  -  I  Begin  and  duration

The  present  contract  will  become  effective  January  1,  2003.

The present contract has a duration of six months but can be automatically extended in 6 month period is 30 days before the expiration of the six month period there has been no written notification by either part as to their desire to concluded the contractual relationship.

The present contract may be cancelled by the unilateral accusation of either party via a notice to the other party in the terms contemplated in the present clause IV.2.

IV.2.  -  Notice

Should either party decide to unilaterally cancel the contract, that party will communicate by means of a letter, with acknowledgment of receipt, and with an advance of one month regarding the rescission date.

IV.3.  -  Compensation

Nevertheless, in case THE COMPANY cancels the contract, without cause, before the end of the year, OLACAPITAL, S.L. will be entitled to perceive a three month severance pay of thirty thousand Euro (30.000.) for the services rendered. In case THE COMPANY cancels the contract with cause, the severance pay need not be carried out.

Also, THE COMPANY will be able to cancel the contract unilaterally with OLACAPITAL, S.L. without any compensation or severance in the case that Mr. Nicolas Maria Bodo Baron Von Bruemmer either concludes his relationship, whether mercantile or labor with OLACAPITAL, S.L., and in consequence OLACAPITAL, S.L. cannot assign Mr. Bruemmer to continue fulfilling the services stipulated in this contract.
None of the parts will be responsible for the damages or damages caused by the other part such as indirect or emergent losses, business loss, benefits, revenues, clients, loss of data or dismissed lucre.

IV.  4.  Effects  of  the  Cancellation

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Should  this  contract  be  cancelled for any reason whatsoever, contemplated or not, OLACAPITAL is obliged to restore all active property of THE COMPANY and whose use has been granted direct or indirectly related with the duties carried out.

The present contract will constitute the entirety of the agreement reached among the parties and it supercedes any other previous written or oral agreements.

None of the parts will be able to give in writing without previous authorization of the other part the entirety or a part of this contract or of the rights or obligations.

OLACAPITAL, S.L. may not subcontract in total or partially any of its contractual obligations without previous authorization in writing from THE COMPANY.

V.  5.  Industrial  and  Intellectual  property

OLACAPITAL,  S.L.  recognizes  as  exclusive  property  of  THE  COMPANY,  all intellectual and industrial property, which includes, all rights on designs, trademarks, logos, comercial brands, registered or not, patents or copyrights which could be a product of an invention, documents or report which could be obtained or discovered by OLACAPITAL, S.L., either by itself or in conjunction with THE COMPANY, during the time this contract is valid and OLACAPITAL S.L. lends its services to the COMPANY, or as a consequence thereof. This is also the case for any strategic, commercial, financial or technical information revealed to OLACAPITAL, S.L. or to which it has access, as web as the information that OLACAPITAL, S.L. obtains at the request of THE COMPANY, whether it belongs to THE COMPANY, one of its affiliated companies, divisions, clients or third party with which THE COMPANY has entered into a contractual obligation of confidentiality whether implicity or explicitily expressed in writing.

OLACAPITAL, S.L. is obliged to not divulge and to impede that any third party not authorized gain knowledge of any of the procedures, proceses, methods, information, comercial information, industrial information or technical documents property of THE COMPANY relating to its activity, business, governing bodies, which it either has in its property or has had in its property in order to comply with the contractual obligations and because of its nature is strictly confidential.

In addition, OLA CAPITAL S.L. commits to not manifest itself in any way, whether inside or outside the company, which could damage the image, brandname or quality of THE COMPANY or its directors.
CL  USULA  V.-  LEGISLATION

The parties agree to abide expressly by the content of the clauses of this contract, and in default of this, submit themselves to that available in the local civil or mercantile, general or special legislation.

CL  USULA  VI.-  COMPETENTJURISDICTION

For whatever question in relation to any claim that may arise in relation to the interpretation, execution, compliance of the present contract, both parties of this contract hereby agree to submit the matters to the Tribunals of the City of Malaga, Spain; expressly renouncing any other jurisdiction.

As proof of conformity, both parties signing this contract, in duplicate, with one sole purpose in the place and at the date stipulated in the header, declare this to be true so that all rights which could correspond may take effect.


OLACAPITAL,  S.L.                          THE  COMPANY


---------------------------------          -------------------------------------
OLACAPITAL,  S.L                           Mr.  Gustavo  Gomez  Sanchez
Represented  by  Don Nicolas               Teleconnect Comunicaciones, S.A.
Maria  Bodo  Baron  Von  Bruemmer